EXHIBIT 23.3
Consent of Expert
We consent to the use of and reference to our name in the Annual Report on Form 10-K of United Fire & Casualty Company (“United Fire”) for the year ended December 31, 2008 in Item 1. “Business” under the heading “Reserves” under the heading “Life Insurance Segment,” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Critical Accounting Estimates” under the headings “IBNR Reserves” and “Independent Actuary” under “Loss and Loss Settlement Expenses — Property and Casualty Insurance Segment.” We also consent to the incorporation by reference of such use and reference into the Registration Statements of United Fire described in the following table.

Registration Statement
Form	Number	Purpose

S-8	333-42895	Pertaining to United Fire’s employee stock purchase plan
S-8	333-63103	Pertaining to United Fire’s nonqualified employee stock option plan
S-8	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8	333-129923	Pertaining to United Fire’s nonqualified non-employee director stock option and restricted stock plan
S-8	333-151074	Pertaining to United Fire’s 2008 Stock Plan
S-3ASR	333-133169	Pertaining to United Fire’s shelf registration

March 2, 2009	/s/ Steven J. Regnier
Regnier Consulting Group, Inc.
Steven J. Regnier, President